Exhibit 5

mwe.com Heidi Steele Attorney at Law hsteele@mwe.com +1 312 984 3624

November 7, 2025

Constellation Brands, Inc.

50 East Broad Street

Rochester, NY 14614

Re:	Registration Statement on Form S-3 filed on November 7, 2025

Ladies and Gentlemen:

We have acted as counsel to Constellation Brands, Inc. (the “Company”) in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to the issuance, sale or delivery, from time to time, of an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”) issuable pursuant to the indenture filed as an exhibit to the Registration Statement (the “Indenture”); (ii) Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be sold by the Company and/or selling stockholders who may be identified in future supplements to, or documents incorporated by reference in, the Prospectus; (iii) Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) that may be represented by depositary shares (the “Depositary Shares”); (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (the “Warrants”); (v) subscription rights of the Company to purchase Class A Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (vi) purchase contracts (the “Purchase Contracts”); and (vii) purchase units of the Company (the “Purchase Units” and, together with the Debt Securities, Preferred Stock, Common Stock, Warrants, Subscription Rights and Purchase Contracts, the “Securities”). The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the Prospectus, and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation then in effect (the “Certificate of Incorporation”) and the General Corporation Law of the State of Delaware (the “DGCL”). In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL (the “Applicable Law”).

444 West Lake Street Chicago IL 60606-0029 Tel +1 312 372 2000 Fax +1 312 984 7700 US practice conducted through McDermott Will & Schulte LLP.

November 7, 2025

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the Securities and applicable agreements governing the issuance, sale and delivery of such Securities (the “Securities Agreement”), (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the DGCL, assuming there shall not have been any changes in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements then in effect.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. When the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee thereunder (the “Trustee”) and (c) delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

2. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action, and any applicable underwriting, purchase or similar agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

3. When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation and applicable law, including the filing of a Certificate of Designations related to such Preferred Stock, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such shares of Preferred Stock will be legally issued, fully paid and non-assessable.

4. When the Depositary Shares and the underlying Preferred Stock have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation and applicable law, and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary and (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting, purchase or similar agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such Depositary Shares.

5. When Warrants to purchase Securities have been (a) duly authorized and established by applicable Board Action, and (b) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting, purchase or similar agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

November 7, 2025

6. When Subscription Rights have been (a) duly authorized and established by applicable Board Action and (b) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting, purchase or similar agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subscription Rights will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

7. With respect to Purchase Contracts, when (a) the Board has taken the appropriate Board Action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters and (b) the Purchase Contracts have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Purchase Contracts will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

8. With respect to Purchase Units, when (a) the Board has taken the appropriate Board Action to approve and establish the terms of the Purchase Units and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters and (b) the Purchase Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Purchase Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the Indenture, as the case may be, (ii) that such deposit agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the Indenture, as the case may be.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

November 7, 2025

Very truly yours,

/s/ McDermott Will & Schulte LLP

McDermott Will & Schulte LLP